                                                              EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Business Records Corporation Holding Company of our report dated March 21, 1995, appearing on page 42 of the Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Dallas, Texas

December 12, 1995